SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2010

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E.	Roanoke, Virginia	24016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 29, 2010, Roanoke Gas Company (“Roanoke”), the utility subsidiary or RGC Resources, Inc. (“Resources” or the “Company”) entered into a new promissory note in the original principal amount of $13,000,000 (the or this “Note”) in favor of Wachovia Bank, National Association (“Wachovia”). This Note renews, extends and modifies the promissory note dated March 23, 2009, in the original principal amount of $28,000,000 delivered by Roanoke in favor of Wachovia. The new Note modifies the principal amount of the existing note and extends the expiration date to March 31, 2011. The new Note has an effective date of April 1, 2010.

The purpose of the Note is to provide working capital financing for Roanoke’s operations. This Note provides for variable interest rate based upon 30-day LIBOR, an availability fee applied to the difference between the face amount of the note and the average outstanding Note balance during the period, and a multiple-tier level for borrowing limits to accommodate seasonal borrowing demands. The multiple-tier approach minimizes the Company’s borrowing costs by improving the level of utilization on its line-of-credit arrangement, minimizing the effect of the availability fee, and providing greater credit availability as borrowing requirements increase. The Note provides for borrowing limits that range from $1,000,000 to a maximum of $13,000,000 during the term of the Note.

On March 29, 2010, Resources entered into a Change in Control Agreement with each of Ms. Dale P. Lee, Mr. Robert L. Wells, II, and Mr. Howard T. Lyon that provides certain benefits to each in the event of a “Change in Control.” These agreements are effective May 1, 2010 and replace agreements scheduled to expire on April 30, 2010. For purposes of each agreement, a “Change in Control” occurs when (i) any person or entity becomes the beneficial owner of at least 50% of the combined voting power of the Company’s voting securities; (ii) any person or entity becomes the beneficial owner of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; or (iii) the Company is liquidated or sells substantially all of its assets. In the event that his or her employment with the Company is terminated within 24 months of the date of a Change in Control, unless the termination is (a) because of his or her death or disability, (b) for Cause (as defined in the agreement) or (c) by him or her other than for Good Reason (as defined in the agreement), then he or she will receive a severance payment equal to 1.5 times his or her average annual compensation over the prior five tax years. This severance payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also, in such event, the Company will continue their life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of 24 months after the date of the Change in Control, his or her death, or his or her full-time employment. The agreement does not require Ms Lee, Mr. Wells or Mr. Lyon to seek employment to mitigate any payments or benefits provided thereunder. Ms. Lee is Vice President and Secretary of the Company. Mr. Wells is Vice President, Assistant Secretary and Assistant Treasurer of the Company. Mr. Lyon is Vice President, Treasurer and CFO of the Company. These three Change in Control Agreements replace the respective Change in Control Agreements executed by Ms. Lee, Mr. Wells and Mr. Lyon as of May 1, 2005.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Note, which is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers.

The information required by this Item 5.02 is set forth in Item 1.01 above in respect of Mr. Lyon’s Change in Control Agreement, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

10.1	Promissory Note in the original principal amount of $13,000,000 by Roanoke Gas Company in favor of Wachovia Bank, National Association dated March 29, 2010.

10.2	Change in Control Agreement between RGC Resources, Inc. and Dale P. Lee effective May 1, 2010.

10.3	Change in Control Agreement between RGC Resources, Inc. and Robert L. Wells, II effective May 1, 2010.

10.4	Change in Control Agreement between RGC Resources, Inc. and Howard T. Lyon effective May 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: March 31, 2010	By:	/s/ Howard T. Lyon
Howard T. Lyon
Vice-President, Treasurer and CFO (Principal Financial Officer)